Exhibit 99.2

REMINDER: Zafgen to Host ZGN-1061 Phase 2 Data Conference Call

BOSTON, Mass., June 25, 2018 – Zafgen, Inc., (Nasdaq:ZFGN), a clinical-stage biopharmaceutical company using its proprietary knowledge of MetAP2 systems biology to help patients affected by a range of metabolic diseases, will host an investor conference call today, Monday, June 25, 2018 at 8:00 a.m., Eastern Time, to discuss the ZGN-1061 Phase 2 data results and clinical development plans as well as two nonclinical studies for ZGN-1061 that are being presented as late-breaker abstracts at the American Diabetes Association (ADA) 78th Scientific Sessions in Orlando, Florida.

Investors and other interested parties may participate by dialing (844) 824-7428 in the United States or (973) 500-2177 outside the United States and referencing conference ID number 7568645. The call will also be webcast live on the company’s website at https://zafgen.gcs-web.com/events-and-presentations.

A replay of this conference call will be available beginning at 11:00 am ET on June 25, 2018 through July 2, 2018 by dialing (855) 859-2056 in the United States or (404) 537-3406 outside the United States. To access the replay please provide Conference ID number 7568645.

A press release detailing the ZGN-1061 data to be discussed on the call was issued Saturday, June 23, 2018 at 10:00 a.m. ET and can be viewed at http://zafgen.gcs-web.com/press-releases.

About Zafgen

Zafgen (Nasdaq: ZFGN) is a clinical-stage biopharmaceutical company leveraging its proprietary MetAP2 biology platform to develop novel therapies for patients affected by complex metabolic diseases. Zafgen has pioneered the study of MetAP2 inhibitors in both common and rare metabolic disorders and is currently advancing programs for type 2 diabetes, Prader-Willi syndrome and liver diseases. The Company’s lead product candidate, ZGN-1061, a MetAP2 inhibitor for difficult-to-control type 2 diabetes, has successfully completed a Phase 2 clinical trial. Learn more at www.zafgen.com.

Media/Investor Relations Contacts

Zafgen, Inc.

Patricia Allen

Chief Financial Officer

617-648-9792

Media

Krystle Gibbs

Ten Bridge Communications

krystle@tenbridgecommunications.com

508-479-6358

Investors

John Woolford

Westwicke Partners

John.woolford@westwicke.com

443-213-0506

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